ISSUER FREE WRITING PROSPECTUS
Filed Pursuant to Rule 433
Registration Statement No. 333-143623
July 25, 2007

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

      The depositor has filed a registration statement (including a prospectus)
with the SEC for the offering to which this free writing prospectus relates.
Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

                             ----------------------
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legends, disclaimers or other notices have been automatically generated as a
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system.

                          $1,799,430,000 (APPROXIMATE)
                    MORGAN STANLEY CAPITAL I TRUST 2007-HQ12
                                as Issuing Entity
                          MORGAN STANLEY CAPITAL I INC.
                                  as Depositor
                  MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC
                       as Sponsor and Mortgage Loan Seller

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-HQ12
      This free writing prospectus relates to Morgan Stanley Capital I Inc.'s offering of selected classes of its Series 2007-HQ12 Commercial Mortgage
Pass-Through Certificates and clarifies, updates or adds the following information as it relates to the related free writing prospectus, dated July 12,
2007:

STRUCTURAL UPDATE

1.    Application of the Available Distribution Amount. Clause (i) of the
section entitled "Description of the Offered
Certificates--Distributions--Application of the Available Distribution Amount"
has been updated to add the underlined, BOLD, text as follows:

(i)   to the holders of the Class A-1, Class A-1A, Class A-2, Class A-3, Class
      A-4,4, Class A-5 and Class X Certificates and the THE CLASS A-2FL REGULAR
      INTEREST, concurrently,

o     to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class
      A-5 Certificates AND THE CLASS A-2FL REGULAR INTEREST, the Distributable
      Certificate Interest Amount in respect of each such Class for such
      Distribution Date (which shall be payable from amounts in the Available
      Distribution Amount attributable to Loan Group 1), pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

o     to the holders of the Class A-1A Certificates, the Distributable
      Certificate Interest Amount in respect of such class for such Distribution
      Date (which shall be payable from amounts in the Available Distribution
      Amount attributable to Loan Group 2); and

o     to the holders of the Class X Certificates, the Distributable Certificate
      Interest Amount in respect of that Class for such Distribution Date (WHICH
      SHALL BE PAYABLE FROM AMOUNTS IN THE AVAILABLE DISTRIBUTION AMOUNT
      ATTRIBUTABLE TO LOAN GROUP 1 AND LOAN GROUP 2);

            provided, however, that if the portion of Available Distribution
Amount attributable to either Loan Group is insufficient to pay in full the total amount of interest to be distributed with respect to any of the Class A
Senior CERTIFICATES (OTHER THAN THE CLASS A-2FL CERTIFICATES), THE CLASS A-2FL
REGULAR INTEREST OR THE Class X Certificates on such Distribution Date as described above, the Available Distribution Amount will be allocated among all those Classes pro rata in proportion to the respective amounts of interest payable thereon for such Distribution Date, without regard to loan group;

2.    Addition of the Class A-2FL, Class A-MFL and the Class A-JFL Certificates
and Reduction of Balances of the Class A-2, Class A-M and the Class A-J
Certificates. The approximate principal balance of the Class A-2 Certificates will be $_____. The approximate principal balance of the Class A-M Certificates will be $_____. The approximate principal balance of the Class A-J Certificates will be $_____. A new class of certificates, the Class A-2FL Certificates, with an approximate principal balance of $_____ will be offered, which will receive payments and be allocated losses on a pari passu basis with the Class A-2
Certificates. A new class of certificates, the Class A-MFL Certificates, with an approximate principal balance of $_____ will be offered, which will receive payments and be allocated losses on a pari passu basis with the Class A-M
Certificates. A new class of certificates, the Class A-JFL Certificates, with an approximate principal balance of $_____ will be offered, which will receive payments and be allocated losses on a pari passu basis with the Class A-J
Certificates. Additional information with respect to the Class A-2FL, Class
A-MFL and the Class A-JFL Certificates is set forth on Attachment A of this Free
Writing Prospectus.

COLLATERAL UPDATE

      1. Additional disclosure regarding Mortgage Loan No. 7, the 529 Fifth
Avenue Mortgage Loan. The section entitled "Description of the Mortgage
Pool--Material Terms and Characteristics of the Mortgage Loans" has been updated to include the following information.

The 529 Fifth Avenue Mortgage Loan

      Mortgage Loan No. 7 (referred to herein as the "529 Fifth Avenue Mortgage
Loan") is secured by the related mortgaged property (the "529 Fifth Avenue
Mortgaged Property") and had an outstanding principal balance as of the Cut-off
Date of $65,000,000, representing 3.3% of the Initial Pool Balance (and representing 4.1% of the Initial Loan Group 1 Balance). The 529 Fifth Avenue
Mortgage Loan is an asset of the Trust. Additional mezzanine financing (the "529
Fifth Avenue Mezzanine Loan") is in place with an original principal amount of
$15,000,000 that is secured by pledges of the equity interests in the borrower under the 529 Fifth Avenue Mortgage Loan.

      Rights of the Holder of the 529 Fifth Avenue Mezzanine Loan

      Pursuant to the terms of an intercreditor agreement, the holder of the 529
Fifth Avenue Mezzanine Loan has certain rights with respect to the 529 Fifth
Avenue Mortgage Loan, including, among others, the following:

      Option to Cure Defaults Under the 529 Fifth Avenue Mortgage Loan. The
holder of the 529 Fifth Avenue Mezzanine Loan has the right to cure monetary events of default under the 529 Fifth Avenue Mortgage Loan within five (5)
business days of the giving of notice of the subject event of default by the holder of the 529 Fifth Avenue Mortgage Loan; provided, however, that the holder of the 529 Fifth Avenue Mezzanine Loan will defend and hold harmless the holder of the 529 Fifth Avenue Mortgage Loan for certain expenses arising from the cure period and reimburse the holder of the 529 Fifth Avenue

                                      -2-

Mortgage Loan for any required advances for monthly payments of principal and/or interest on the 529 Fifth Avenue Mortgage Loan and/or any protective advances.
The holder of the 529 Fifth Avenue Mezzanine Loan also has the right to cure non-monetary events of default with respect to the 529 Fifth Avenue Mortgage
Loan within the same period of time as the borrower under the 529 Fifth Avenue
Mortgage Loan, provided, however, if such non-monetary event of default cannot reasonably be cured within such period of time despite curative action having been commenced and diligently pursued, the holder of the 529 Fifth Avenue
Mezzanine Loan will be given an additional period of time as is reasonably necessary for the holder of the 529 Fifth Avenue Mezzanine Loan to cure the non-monetary event of default so long as (i) such additional cure period does not exceed 90 days (unless such non-monetary default is of a nature that cannot be cured within such 90 days without ownership of the collateral by the 529
Fifth Avenue Mezzanine Loan borrower, in which case, the holder of the 529 Fifth
Avenue Mezzanine Loan will have additional time as is reasonably necessary to obtain ownership of such collateral), (ii) the non-monetary default is not caused by a bankruptcy or like proceeding and (iii) there is no material impairment to the value, use or operation of the premises during the non-monetary cure period.

      Option to Purchase the 529 Fifth Avenue Mortgage Loan. The holder of the
529 Fifth Avenue Mezzanine Loan has the right, at any time that (i) the 529
Fifth Avenue Mortgage Loan is accelerated or (ii) any proceeding to foreclose or otherwise enforce the 529 Fifth Avenue Mortgage Loan or other security for the
529 Fifth Avenue Mortgage Loan has been commenced, to purchase the 529 Fifth
Avenue Mortgage Loan, at a price generally equal to the unpaid principal balance of the 529 Fifth Avenue Mortgage Loan, plus accrued and unpaid interest on the
529 Fifth Avenue Mortgage Loan and other amounts due thereon, protective advances or interest charged thereon, plus any expenses incurred in connection with enforcing the mortgage loan documents, servicing advances and interest on advances payable with respect to the 529 Fifth Avenue Mortgage Loan pursuant to the Pooling and Servicing Agreement. The right of the holder of the 529 Fifth
Avenue Mezzanine Loan to purchase the 529 Fifth Avenue Mortgage Loan will automatically terminate upon a transfer of the 529 Fifth Avenue Mortgaged
Property by foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure.

      Consent Rights. Pursuant to the related intercreditor agreement, the consent of the holders of the 529 Fifth Avenue Mezzanine Loans is required for the holder of the 529 Fifth Avenue Mortgage Loan to take any of the following actions or to make any modifications to the related mortgage loan documents permitting it to take any of the following actions:

      (i)   increase the interest rate or principal amount of the 529 Fifth
            Avenue Mortgage Loan to cover workout costs or protective advances made by the 529 Fifth Avenue Mortgage Loan lender;

      (ii)  increase in any other material respect any monetary obligations of the borrower under the related mortgage loan documents;

      (iii) shorten the scheduled maturity date of the 529 Fifth Avenue Mortgage
            Loan;

      (iv)  convert or exchange the 529 Fifth Avenue Mortgage Loan into or for any other indebtedness or subordinate any of the 529 Fifth Avenue
            Mortgage Loan to any indebtedness of the borrower;

      (v)   permit the holder of the 529 Fifth Avenue Mortgage Loan to accept a grant of any lien on or security interest in any collateral or property of the borrower or any other person not originally granted or contemplated to be granted under the related mortgage loan documents;

      (vi)  modify or amend the terms and provisions of the related cash management agreement with respect to the amount, manner, timing and method of the application of payments under the related mortgage loan documents;

      (vii) cross-default the 529 Fifth Avenue Mortgage Loan with any other indebtedness;

      (viii) permit the holder of the 529 Fifth Avenue Mortgage Loan to obtain any equity interest in the borrower or the 529 Fifth Avenue
            Mezzanine Loan borrower, or any contingent interest, additional interest or so-called "kicker" measured on the basis of the cash flow or appreciation of the 529 Fifth Avenue Mortgaged Property;

      (ix)  spread the lien of the mortgage to encumber additional real property;

      (x)   extend the period during which voluntary prepayments are prohibited, impose any prepayment premium or yield maintenance charge when none is required or after the current maturity date of the 529 Fifth
            Avenue Mortgage Loan, or increase the amount of such prepayment fee, premium or yield maintenance charge;

                                      -3-

      (xi)  require any interest rate protection agreement or result in the termination of, or increase the required strike price with respect to, any interest rate protection agreement required under the related mortgage loan documents or modify or amend the requirements of the related mortgage loan documents relating to any interest rate protection agreement;

      (xii) modify or amend the definition of event of default under the related mortgage loan documents; (xiii) modify or amend the provisions of the related mortgage loan documents limiting transfers of interests
            (direct or indirect) in the borrower or the property securing the
            529 Fifth Avenue Mortgage Loan;

      (xiv) except as permitted in the related mortgage loan documents, create additional escrow or reserve accounts or modify the provisions of the related mortgage loan documents relating to the establishment of reserve accounts and the amounts to be deposited into those accounts;

      (xv)  release any collateral for the 529 Fifth Avenue Mortgage Loan;

      (xvi) modify or amend any notice or cure periods provided in the related mortgage loan documents; or (xvii) impose any financial covenants on the borrower;

      provided, however, in no event shall the holder of the 529 Fifth Avenue
Mortgage Loan be obligated to obtain consent from the holders of the 529 Fifth
Avenue Mezzanine Loans to any of the modifications listed above in the case of a workout or other surrender, compromise, release, renewal or indulgence relating to the 529 Fifth Avenue Mortgage Loan during the existence of an event of default under the 529 Fifth Avenue Mortgage Loan that is continuing, except that under no conditions shall the holder of the 529 Fifth Avenue Mortgage Loan commit the following actions without written consent of the holders of the 529
Fifth Avenue Mezzanine Loans:

      o     increase the principal amount of the 529 Fifth Avenue Mortgage Loan in violation of clause (i) above;

      o     violate the provisions of clause (vii) or clause (x) above; or

      o     violate any of the clauses (i) through (xvii) above with respect to
            (a) events of default that the 529 Fifth Avenue Mezzanine Loan holder is capable of curing and has cured or is in the process of curing or (b) non-monetary events of default the 529 Fifth Avenue
            Mezzanine Loan holder is not capable of curing, provided that, among other things, such non-monetary event of default will not materially adversely affect the property securing the 529 Fifth Avenue Mortgage
            Loan or the cash flow from the property.

--------------------------------------------------------------------------------

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Certificates, supersedes any conflicting information contained in any prior similar materials relating to the Certificates. The information in this free writing prospectus may be amended or supplemented. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the
Certificates, when, as and if issued. Any such offer to purchase made by you will not constitute a contractual commitment by you to purchase or give rise to an obligation by the underwriters to sell any of the Certificates, until the underwriters have accepted your offer to purchase Certificates; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

You are advised that the terms of the Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Certificates may be split, combined or eliminated), at any time prior to the time sales to purchasers of the Certificates will first be made. You are advised that
Certificates may not be issued

                                      -4-

that have the characteristics described in these materials. The underwriter's obligation to sell such Certificates to you is conditioned on the mortgage loans and Certificates having the characteristics described in these materials. If a material change does occur with respect to such Certificates, our contract will terminate, by its terms, without any further obligation or liability between us
(an "Automatic Termination"). If an Automatic Termination does occur, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This free writing prospectus was prepared on the basis of certain assumptions
(including, in certain cases, assumptions specified by the recipient hereof)
regarding the pool assets and structure, including payments, interest rates, weighted average lives and weighted average loan age, loss, spreads, market availability and other matters. The actual amount, rate or timing of payments on any of the underlying assets may be different, and sometimes materially different than anticipated, and therefore the pricing, payment or yield information regarding the Certificates may be different from the information provided herein. There can be no assurance that actual pricing will be completed at the indicated value(s). In addition, pricing of the Certificates may vary significantly from the information contained in this free writing prospectus as a result of various factors, including, without limitation, prevailing credit spreads, market positioning, financing costs, hedging costs and risk and use of capital and profit. The pricing estimates contained herein may vary during the course of any particular day and from day to day. You should consult with your own accounting or other advisors as to the adequacy of the information in this free writing prospectus for your purposes.

                        --------------------------------

                             IRS CIRCULAR 230 NOTICE

THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT
BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES.
THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITERS IN
CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS
ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR
CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

                        --------------------------------

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO
THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES
WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA
BLOOMBERG OR ANOTHER EMAIL SYSTEM.

                                      -5-

                                  Attachment A

 Class A-2FL Certificates, Class A-MFL Certificates and Class A-JFL Certificates

General

     The Morgan Stanley Capital I Trust 2007-HQ12, Commercial Mortgage
Pass-Through Certificates, Series 2007-HQ12 will include three classes of certificates (the "Class A-2FL Certificates," the "Class A-MFL Certificates" and
the "Class A-JFL Certificates") that each entitle their holders to payments of interest based on a floating rate. The trust will have the benefit of three swap transactions under a swap agreement (the "Swap Agreement") with the Swap
Counterparty. The trust fund will include a swap transaction that will relate to the Class A-2FL Certificates (the "Class A-2FL Swap Transaction"), a swap transaction that will relate to the Class A-MFL Certificates (the "Class A-MFL
Swap Transaction") and a swap transaction that will relate to the Class A-JFL
Certificates (the "Class A-JFL Swap Transaction," and together with the Class
A-2FL Swap Contact and the Class A-MFL Swap Transaction, each a "Swap
Transaction" and collectively, the "Swap Transactions"). Morgan Stanley Capital
Services Inc. (the "Swap Counterparty"), an affiliate of the depositor, the mortgage loan seller and one of the underwriters, will be the counterparty under each of the Swap Transactions.

     The Class A-2FL Certificates will represent interests in a grantor trust, the assets of which will include, among other things, an uncertificated REMIC regular interest, designated as the "Class A-2FL Regular Interest," and the rights and obligations under the Class A-2FL Swap Transaction. For so long as it is in effect, the Class A-2FL Swap Transaction will provide, among other things, that amounts payable as fixed rate interest with respect to the Class A-2FL
Regular Interest will be exchanged for amounts payable as floating rate interest under the Class A-2FL Swap Transaction, with payments to be made between the
Swap Counterparty and the trustee on behalf of the holders of the Class A-2FL
Certificates on a net basis.

     The Class A-MFL Certificates will represent interests in a grantor trust, the assets of which will include, among other things, an uncertificated REMIC regular interest, designated as the "Class A-MFL Regular Interest," and the rights and obligations under the Class A-MFL Swap Transaction. For so long as it is in effect, the Class A-MFL Swap Transaction will provide, among other things, that amounts payable as fixed rate interest with respect to the Class A-MFL
Regular Interest will be exchanged for amounts payable as floating rate interest under the Class A-MFL Swap Transaction, with payments to be made between the
Swap Counterparty and the trustee on behalf of the holders of the Class A-MFL
Certificates on a net basis.

     The Class A-JFL Certificates will represent interests in a grantor trust, the assets of which will include, among other things, an uncertificated REMIC regular interest, designated as the "Class A-JFL Regular Interest," and the rights and obligations under the Class A-JFL Swap Transaction. For so long as it is in effect, the Class A-JFL Swap Transaction will provide, among other things, that amounts payable as fixed rate interest with respect to the Class A-JFL
Regular Interest will be exchanged for amounts payable as floating rate interest under the Class A-JFL Swap Transaction, with payments to be made between the
Swap Counterparty and the trustee on behalf of the holders of the Class A-JFL
Certificates on a net basis.

     The monthly statement to Certificateholders is expected to include the following information: (A) the amounts received and paid in respect of each Swap
Transaction for such Distribution Date and the Pass-Through Rate applicable to the Class A-2FL Certificates, the Class A-MFL Certificates and the Class A-JFL
Certificates for the next succeeding Distribution Date; (B) identification of any Rating Agency Trigger Event or swap default under the Swap Agreement as of the close of business on the last day of the immediately preceding calendar month; (C) the amount of any (i) payment by the Swap Counterparty as a termination payment, (ii) payment to any successor interest rate Swap
Counterparty to acquire a replacement swap agreement or (iii) collateral posted by the Swap Counterparty in connection with any Rating Agency Trigger Event under the Swap Agreement; and (D) the amount of and identification of any payments on the Class A-2FL Certificates, the Class A-MFL Certificates or the
Class A-JFL Certificates in addition to the amount of principal and interest due on such class, such as any termination payment received in connection with the related Swap Transaction or any payment of a Prepayment Premium or Yield
Maintenance Charge after the termination of the applicable Swap Transaction.

     The Pooling and Servicing Agreement may not be amended in a manner that would adversely affect distributions to the Swap Counterparty or the rights or obligations of the Swap Counterparty under the Swap Agreement without the prior written consent of the Swap Counterparty (which consent will not be unreasonably withheld, conditioned or delayed).

     Investing in the Class A-2FL Certificates, the Class A-MFL Certificates and
the Class A-JFL Certificates Involves Certain Risks

DEFAULTS UNDER SWAP AGREEMENT MAY ADVERSELY AFFECT PAYMENTS ON THE CLASS A-2FL
CERTIFICATES, THE CLASS A-MFL CERTIFICATES AND THE CLASS A-JFL CERTIFICATES

     The trust will have the benefit of three swap transactions under a swap agreement with the Swap Counterparty. On the date of this Free Writing
Prospectus, Morgan Stanley, who has guaranteed the payment obligations of the
Swap Counterparty under each swap transaction, has a long-term rating of "AA-"
by Fitch and "A+" by S&P and a short-term rating of "F1+" by Fitch and "A-1" by
S&P. Because the Class A-2FL Regular Interest, the Class A-MFL Regular Interest
and the Class A-JFL Regular Interest accrue interest at a fixed rate of interest subject to a maximum pass-through rate equal to the weighted average net mortgage rate, the ability of the holders of the Class A-2FL Certificates, the
Class A-MFL Certificates or the Class A-JFL Certificates, as applicable, to receive the payment of interest at the designated pass-through rate (which payment of interest may be reduced in certain circumstances as described in this
Free Writing Prospectus) will depend on payment by the Swap Counterparty pursuant to the applicable swap transaction. See "Description of the Swap
Agreement--The Swap Counterparty." There can be no assurance, however, that the guarantor of the Swap Counterparty's payment obligations under the swap transactions will maintain its ratings or have sufficient assets or otherwise be able to fulfill its obligations in respect of the swap transactions. If the Swap
Counterparty guarantor's long-term rating is not at least "A" by Fitch, or if the Swap Counterparty guarantor's short-term rating is not at least "A-1" by
S&P, or if it does not have a short-term rating by S&P, its long-term rating is not at least "A" by S&P (a "Rating Agency Trigger Event"), the Swap Counterparty
will be required to post collateral, find a replacement Swap Counterparty that would not cause another Rating Agency Trigger Event or enter into another arrangement satisfactory to Fitch and S&P. In the event that, among other things, (i) the Swap Counterparty or its guarantor fails to make a required payment under the applicable Swap Transaction, (ii) the Swap Counterparty fails to post acceptable collateral, find an acceptable replacement swap counterparty or credit support provider or enter into another arrangement satisfactory to each of Fitch and S&P after a Rating Agency Trigger Event, (iii) the Swap
Counterparty fails to find an acceptable replacement swap counterparty after the
Swap Counterparty guarantor's long-term rating is reduced below "BBB-" by S&P, or if it does not have a long-term rating by S&P, its short -term rating is not at least "A-3" by S&P or (iv) certain bankruptcy events with respect to the Swap
Counterparty or its guarantor occur (each a "Swap Default"), then the paying agent will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of
100% of the Class A-2FL Certificates, the Class A-MFL Certificates or the Class
A-JFL Certificates, as applicable, to enforce the rights of the trust under the
Swap Agreement as may be permitted by the terms of the Swap Agreement and the
Pooling and Servicing Agreement and use any termination payments received from the Swap Counterparty (as described in this Free Writing Prospectus) to enter into a replacement interest rate swap transaction on substantially identical terms. The costs and expenses incurred by the paying agent in connection with enforcing the rights of the trust under the Swap Agreement will be reimbursable to the paying agent out of amounts otherwise payable to the Class A-2FL
Certificates, the Class A-MFL Certificates or the Class A-JFL Certificates, as
applicable, to the extent not reimbursed by the swap counterparty or payable out of net proceeds of the liquidation of the applicable swap transaction. If the costs attributable to entering into a replacement interest rate swap transaction would exceed the net proceeds of the liquidation of the applicable swap transaction, a replacement interest rate swap transaction will not be entered into and any such proceeds will instead be distributed to the holders of the
Class A-2FL Certificates, the Class A-MFL Certificates or the Class A-JFL
Certificates, as applicable. Following the termination of the Swap Agreement
(and during the period when the trust is pursuing remedies under the Swap
Agreement), or if a Swap Default or other default or event of termination under the applicable swap transaction occurs and is continuing, the Class A-2FL
Interest Distribution Amount, the Class A-MFL Interest Distribution Amount or
the Class A-JFL Interest Distribution Amount, as applicable, will be equal to the Distributable Certificate Interest Amount (as defined in the Free Writing
Prospectus dated July 12, 2007) in respect of the Class A-2FL Regular Interest, the Class A-MFL Regular Interest or the Class A-JFL Regular Interest,
respectively, and the Class A-2FL Certificates, the Class A-MFL Certificates or
the Class A-JFL Certificates, as applicable, will accrue interest at the same rate, on the

                                      -2-

same basis and in the same manner as the Class A-2FL Regular Interest, the Class
A-MFL Regular Interest or the Class A-JFL Regular Interest, respectively. A conversion to a fixed rate might result in a temporary delay of the holders of the Class A-2FL Certificates, the Class A-MFL Certificates or the Class A-JFL
Certificates, as applicable, to receive payment of the related Distributable
Certificate Interest Amount if DTC is not provided with sufficient notice of the resulting change in the payment terms of the Class A-2FL Certificates, the Class
A-MFL Certificates or the Class A-JFL Certificates, respectively.

     Distributions on the Class A-2FL Regular Interest, the Class A-MFL Regular
Interest and the Class A-JFL Regular Interest will be subject to a maximum pass-through rate equal to the weighted average net mortgage rate. If the weighted average net mortgage rate drops below the fixed rate on the Class A-2FL
Regular Interest, the Class A-MFL Regular Interest or the Class A-JFL Regular
Interest, as applicable, the amount paid to the Swap Counterparty will be reduced and interest payments by the Swap Counterparty under the applicable swap transaction will be reduced, on a dollar-for-dollar basis, by an amount equal to the difference between the amount actually paid to the Swap Counterparty and the amount that would have been paid if the weighted average net mortgage rate had not dropped below such fixed rate. This will result in a corresponding reduction in the amounts paid by the Swap Counterparty pursuant to the applicable swap transaction, which will result in a reduced interest payment on the Class A-2FL
Certificates, the Class A-MFL Certificates or the Class A-JFL Certificates, as
applicable. The ratings of the Class A-2FL Certificates, the Class A-MFL
Certificates and the Class A-JFL Certificates do not represent any assessment as to whether the floating rate of interest on such class will convert to a fixed rate, and only represent the likelihood of the receipt of interest at a rate equal to (i) in the case of the Class A-2FL Certificates, the lesser of __% and the weighted average net mortgage rate (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day-months), (ii) in the case of the Class A-MFL Certificates, the lesser of __% and the weighted average net mortgage rate (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day-months) and (iii) in the case of the Class A-JFL
Certificates, the lesser of __% and the weighted average net mortgage rate
(adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day-months).

     In addition, if the funds allocated to payment of interest distributions on the Class A-2FL Regular Interest, the Class A-MFL Regular Interest or the Class
A-JFL Regular Interest, as applicable, are insufficient to make all required interest payments on the Class A-2FL Regular Interest, the Class A-MFL Regular
Interest or the Class A-JFL Regular Interest, respectively, the amount paid to the Swap Counterparty will be reduced and interest paid by the Swap Counterparty under the applicable swap transaction will be reduced, on a dollar-for-dollar basis, by an amount equal to the difference between the amount actually paid to the Swap Counterparty and the amount that would have been paid if the funds allocated to payment of interest distributions on the Class A-2FL Regular
Interest, the Class A-MFL Regular Interest or the Class A-JFL Regular Interest,
respectively, had been sufficient to make all required interest payments on the
Class A-2FL Regular Interest, the Class A-MFL Regular Interest or the Class
A-JFL Regular Interest, respectively. As a result, the holders of the Class
A-2FL Certificates, the Class A-MFL Certificates or the Class A-JFL
Certificates, as applicable, may experience an interest shortfall. See
"Description of the Swap Transactions" in this Free Writing Prospectus.

SENSITIVITY TO LIBOR AND YIELD CONSIDERATIONS.

     The yield to investors in the Class A-2FL Certificates, the Class A-MFL
Certificates and the Class A-JFL Certificates will be highly sensitive to changes in the level of one-month LIBOR. Investors in the Class A-2FL
Certificates, the Class A-MFL Certificates and the Class A-JFL Certificates
should consider the risk that lower than anticipated levels of one-month LIBOR could result in actual yields that are lower than anticipated yields on the
Class A-2FL Certificates, the Class A-MFL Certificates and the Class A-JFL
Certificates.

     In addition, because interest payments on the Class A-2FL Certificates, the
Class A-MFL Certificates and the Class A-MFL Certificates may be reduced or the pass-through rate may convert to a fixed rate, subject to a maximum pass-through rate equal to the weighted average net mortgage rate, in connection with certain events discussed in this Free Writing Prospectus, the yield to investors in the
Class A-2FL Certificates, the Class A-MFL Certificates and the Class A-JFL
Certificates under such circumstances may not be as high as that offered by other LIBOR-based investments that are not subject to such interest rate restrictions.

                                      -3-

     In general, the earlier a change in the level of one-month LIBOR, the greater the effect on the yield to maturity to an investor in the Class A-2FL
Certificates, the Class A-MFL Certificates or the Class A-JFL Certificates. As a
result, the effect on such investor's yield to maturity of a level of one-month
LIBOR that is higher (or lower) than the rate anticipated by such investor during the period immediately following the issuance of the Class A-2FL
Certificates, the Class A-MFL Certificates or the Class A-JFL Certificates is
not likely to be offset by a subsequent like reduction (or increase) in the level of one-month LIBOR.

     The failure by the Swap Counterparty in its obligation to make payments under the applicable swap transaction, the conversion to a fixed rate that is below the rate that would otherwise be payable at the floating rate and/or the reduction of interest payments resulting from payment of interest to the Class
A-2FL Regular Interest, the Class A-MFL Regular Interest or the Class A-JFL
Regular Interest, as applicable, based on a pass-through rate below __% per annum, in the case of the Class A-2FL Certificates, __% per annum, in the case of the Class A-MFL Certificates, or __% per annum, in the case of the Class
A-JFL Certificates, would have a negative impact. There can be no assurance that a default by the Swap Counterparty and/or the conversion of the pass-through rate from a rate based on LIBOR to a fixed rate would not adversely affect the amount and timing of distributions to the holders of the Class A-2FL
Certificates, the Class A-MFL Certificates or the Class A-JFL Certificates.

The Class A-2FL Certificates

     On each Distribution Date, the paying agent will distribute from the Class
A-2FL Available Funds to the holders of the Class A-2FL Certificates as of the related Record Date the following amounts: (i) the Class A-2FL Interest
Distribution Amount and (ii) the Class A-2FL Principal Distribution Amount.
Under certain circumstances described under "Description of the Swap Agreement"
in this Free Writing Prospectus, termination payments (or a portion thereof)
will also be distributed to the holders of the Class A-2FL Certificates. No holder of a Class A-2FL Certificate will be entitled to receive any portion of any Prepayment Premium or Yield Maintenance Charge allocated to the Class A-2FL
Regular Interest for so long as the Class A-2FL Swap Transaction or any replacement swap transaction remains in place. Such amounts will be payable to the Swap Counterparty pursuant to the terms of the related Swap Transaction.

     The Class A-2FL Certificates will accrue interest for each Distribution
Date on their Certificate Balance at a rate equal to one-month LIBOR + __%
(provided that for the initial interest accrual period LIBOR shall be an interpolated percentage to reflect the longer initial Interest Accrual Period)
based on the actual number of days elapsed in the related Interest Accrual
Period and a 360-day year; provided that such amount will not be paid if the
Swap Counterparty defaults on its obligation to pay interest under the Class
A-2FL Swap Transaction or if there are insufficient funds in the Class A-2FL
Floating Rate Account to pay the Swap Counterparty the full amount due to the
Swap Counterparty under the Class A-2FL Swap Transaction. Allocation of Net
Aggregate Prepayment Interest Shortfalls to the Class A-2FL Regular Interest
will reduce the amount of interest payable to the Class A-2FL Certificates by an equivalent amount. If the pass-through rate on the Class A-2FL Regular Interest is reduced below __% per annum, there will be a corresponding dollar-for-dollar reduction in the interest payment made by the Swap Counterparty to the trust and, ultimately, a corresponding decrease in the effective Pass-Through Rate on the Class A-2FL Certificates for such distribution date.

     In the case of a default of the Swap Counterparty, and until such default is cured or the Class A-2FL Swap Transaction is replaced, the Class A-2FL
Certificates will accrue interest at the Pass-Through Rate of, and on the same basis and in the same manner as, the Class A-2FL Regular Interest. It is expected that the Pass-Through Rate of the Class A-2FL Regular Interest is equal to the lesser of a fixed rate equal to __% per annum and the Weighted Average
Net Mortgage Rate (computed based on a 360-day year consisting of twelve 30-day months).

     In the event that after payment of the net swap payment due from or to the
Swap Counterparty, as the case may be, there are insufficient funds in the Class
A-2FL Floating Rate Account to make the full distribution of the Class A-2FL
Interest Distribution Amount to the holders of the Class A-2FL Certificates, the resulting interest shortfall will be borne by the holders of such Class.

     None of the master servicer, the special servicer, the paying agent or the trustee will be required to advance any amount due to be paid by the Swap
Counterparty for distribution to the Class A-2FL Certificates in the event that the Swap Counterparty fails to make a required payment under the Class A-2FL
Swap Transaction.

                                      -4-

The Class A-MFL Certificates

     On each Distribution Date, the paying agent will distribute from the Class
A-MFL Available Funds to the holders of the Class A-MFL Certificates as of the related Record Date the following amounts: (i) the Class A-MFL Interest
Distribution Amount and (ii) the Class A-MFL Principal Distribution Amount.
Under certain circumstances described under "Description of the Swap Agreement"
in this Free Writing Prospectus, termination payments (or a portion thereof)
will also be distributed to the holders of the Class A-MFL Certificates. No holder of a Class A-MFL Certificate will be entitled to receive any portion of any Prepayment Premium or Yield Maintenance Charge allocated to the Class A-MFL
Regular Interest for so long as the related Swap Transaction or any replacement swap transaction remains in place. Such amounts will be payable to the Swap
Counterparty pursuant to the terms of the Class A-MFL Swap Transaction.

     The Class A-MFL Certificates will accrue interest for each Distribution
Date on their Certificate Balance at a rate equal to one-month LIBOR + __%
(provided that for the initial interest accrual period LIBOR shall be an interpolated percentage to reflect the longer initial Interest Accrual Period)
based on the actual number of days elapsed in the related Interest Accrual
Period and a 360-day year; provided that such amount will not be paid if the
Swap Counterparty defaults on its obligation to pay interest under the Class
A-MFL Swap Transaction or if there are insufficient funds in the Class A-MFL
Floating Rate Account to pay the Swap Counterparty the full amount due to the
Swap Counterparty under the Class A-MFL Swap Transaction. Allocation of Net
Aggregate Prepayment Interest Shortfalls to the Class A-MFL Regular Interest
will reduce the amount of interest payable to the Class A-MFL Certificates by an equivalent amount. If the pass-through rate on the Class A-MFL Regular Interest is reduced below __% per annum, there will be a corresponding dollar-for-dollar reduction in the interest payment made by the Swap Counterparty to the trust and, ultimately, a corresponding decrease in the effective Pass-Through Rate on the Class A-MFL Certificates for such distribution date.

     In the case of a default of the Swap Counterparty, and until such default is cured or the Class A-MFL Swap Transaction is replaced, the Class A-MFL
Certificates will accrue interest at the Pass-Through Rate of, and on the same basis and in the same manner as, the Class A-MFL Regular Interest. It is expected that the Pass-Through Rate of the Class A-MFL Regular Interest is equal to the lesser of a fixed rate equal to __% per annum and the Weighted Average
Net Mortgage Rate (computed based on a 360-day year consisting of twelve 30-day months).

     In the event that after payment of the net swap payment due from or to the
Swap Counterparty, as the case may be, there are insufficient funds in the Class
A-MFL Floating Rate Account to make the full distribution of the Class A-MFL
Interest Distribution Amount to the holders of the Class A-MFL Certificates, the resulting interest shortfall will be borne by the holders of such Class.

     None of the master servicer, the special servicer, the paying agent or the trustee will be required to advance any amount due to be paid by the Swap
Counterparty for distribution to the Class A-MFL Certificates in the event that the Swap Counterparty fails to make a required payment under the Class A-MFL
Swap Transaction.

The Class A-JFL Certificates

     On each Distribution Date, the paying agent will distribute from the Class
A-JFL Available Funds to the holders of the Class A-JFL Certificates as of the related Record Date the following amounts: (i) the Class A-JFL Interest
Distribution Amount and (ii) the Class A-JFL Principal Distribution Amount.
Under certain circumstances described under "Description of the Swap Agreement"
in this Free Writing Prospectus, termination payments (or a portion thereof)
will also be distributed to the holders of the Class A-JFL Certificates. No holder of a Class A-JFL Certificate will be entitled to receive any portion of any Prepayment Premium or Yield Maintenance Charge allocated to the Class A-JFL
Regular Interest for so long as the related Swap Transaction or any replacement swap transaction remains in place. Such amounts will be payable to the Swap
Counterparty pursuant to the terms of the Class A-JFL Swap Transaction.

         The Class A-JFL Certificates will accrue interest for each Distribution
Date on their Certificate Balance at a rate equal to one-month LIBOR + __%
(provided that for the initial interest accrual period LIBOR shall be an interpolated percentage to reflect the longer initial Interest Accrual Period)
based on the actual number of days

                                      -5-

elapsed in the related Interest Accrual Period and a 360-day year; provided that such amount will not be paid if the Swap Counterparty defaults on its obligation to pay interest under the Class A-JFL Swap Transaction or if there are insufficient funds in the Class A-JFL Floating Rate Account to pay the Swap
Counterparty the full amount due to the Swap Counterparty under the Class A-JFL
Swap Transaction. Allocation of Net Aggregate Prepayment Interest Shortfalls to
the Class A-JFL Regular Interest will reduce the amount of interest payable to the Class A-JFL Certificates by an equivalent amount. If the pass-through rate on the Class A-JFL Regular Interest is reduced below __% per annum, there will be a corresponding dollar-for-dollar reduction in the interest payment made by the Swap Counterparty to the trust and, ultimately, a corresponding decrease in the effective Pass-Through Rate on the Class A-JFL Certificates for such distribution date.

     In the case of a default of the Swap Counterparty, and until such default is cured or the Class A-JFL Swap Transaction is replaced, the Class A-JFL
Certificates will accrue interest at the Pass-Through Rate of, and on the same basis and in the same manner as, the Class A-JFL Regular Interest. It is expected that the Pass-Through Rate of the Class A-JFL Regular Interest is equal to the lesser of a fixed rate equal to __% per annum and the Weighted Average
Net Mortgage Rate (computed based on a 360-day year consisting of twelve 30-day months).

     In the event that after payment of the net swap payment due from or to the
Swap Counterparty, as the case may be, there are insufficient funds in the Class
A-JFL Floating Rate Account to make the full distribution of the Class A-JFL
Interest Distribution Amount to the holders of the Class A-JFL Certificates, the resulting interest shortfall will be borne by the holders of such Class.

     None of the master servicer, the special servicer, the paying agent or the trustee will be required to advance any amount due to be paid by the Swap
Counterparty for distribution to the Class A-JFL Certificates in the event that the Swap Counterparty fails to make a required payment under the Class A-JFL
Swap Transaction.

The Swap Agreement

     On the Closing Date, the Depositor will assign to the trustee, on behalf of the trust, the Class A-2FL Regular Interest, the Class A-MFL Regular Interest
and the Class A-JFL Regular Interest together with the Swap Agreement with the
Swap Counterparty. The Class A-2FL Certificates will represent all of the beneficial interest in the Class A-2FL Regular Interest, the related Class A-2FL
Swap Transaction udner the Swap Agreement and all amounts on deposit in the
Class A-2FL Floating Rate Account (as defined below). The Class A-MFL
Certificates will represent all of the beneficial interest in the Class A-MFL
Regular Interest, the related Class A-MFL Swap Transaction under the Swap
Agreement and all amounts on deposit in the Class A-MFL Floating Rate Account
(as defined below). The Class A-JFL Certificates will represent all of the beneficial interest in the Class A-JFL Regular Interest, the related Class A-JFL
Swap Transaction under the Swap Agreement and all amounts on deposit in the
Class A-JFL Floating Rate Account (as defined below). The Class A-2FL Swap
Transaction, the Class A-MFL Swap Transaction and the Class A-JFL Swap
Transaction will each have an expiration date of the Distribution Date in April
2049. Promptly upon the determination of LIBOR by the Swap Counterparty, the
Swap Counterparty will provide a report to the paying agent setting forth LIBOR for the Interest Accrual Period for each of the Class A-2FL Certificates, the
Class A-MFL Certificates and the Class A-JFL Certificates. The paying agent will be entitled to conclusively rely on such report (in the absence of manifest error).

     The paying agent will establish and maintain an account in the name of the paying agent, in trust for holders of the Class A-2FL Certificates (the "Class
A-2FL Floating Rate Account" and a "Floating Rate Account"), an account in the name of the paying agent, in trust for holders of the Class A-MFL Certificates
(the "Class A-MFL Floating Rate Account" and a "Floating Rate Account") and an
account in the name of the paying agent, in trust for holders of the Class A-JFL
Certificates (the "Class A-JFL Floating Rate Account" and a "Floating Rate
Account", and together with the Class A-2FL Floating Rate Account and the A-MFL
Floating Rate Account, the "Floating Rate Accounts"). Promptly upon receipt of any payment of interest on the Class A-2FL Regular Interest, the Class A-MFL
Regular Interest or the Class A-JFL Regular Interest or a payment or other receipt in respect of the applicable Swap Transaction, the paying agent will deposit the same into the applicable Floating Rate Account.

     The paying agent may make withdrawals from the Class A-2FL Floating Rate
Account only for the following purposes: (i) to distribute the Class A-2FL
Available Funds for any Distribution Date to the holders of the Class A-2FL
Certificates; (ii) to withdraw any amount deposited into the Class A-2FL
Floating Rate Account that

                                      -6-

was not required to be deposited therein; (iii) to apply any funds required to be paid to the Swap Counterparty under the applicable Swap Transaction; (iv) to clear and terminate such account pursuant to the terms of the Pooling and
Servicing Agreement; (v) in the event of the termination of the applicable Swap
Transaction, to replace such Swap Transaction, to apply any termination payments paid by the Swap Counterparty to offset the expense of entering into a substantially identical interest rate swap transaction with another counterparty, if possible, and to distribute any remaining amounts to the holders of the Class A-2FL Certificates (net of any costs and expenses related to the applicable Swap Transaction), and if not possible, to distribute the entire termination payment (net of any costs and expenses related to the applicable Swap Transaction), to the holders of the related Class A-2FL
Certificates; and (vi) to pay to the paying agent any costs and expenses incurred in connection with the enforcement of the rights of the holder of the applicable Swap Transaction with respect to the applicable Swap Transaction;
provided that the paying agent will only be permitted to incur and reimburse itself out of the Class A-2FL Floating Rate Account with respect to any such costs and expenses which are in excess of any termination payment received from the Swap Counterparty and not otherwise applied to offset the expense of entering into a replacement Swap Transaction if it has received the written consent of 100% of the holders of the Class A-2FL Certificates or each Rating
Agency then rating the Class A-2FL Certificates has confirmed in writing that such action or event will not result in the reduction, qualification or withdrawal of its then current rating for such Class A-2FL Certificates. If after receipt or payment of the net swap payment due from or to the Swap
Counterparty there are insufficient funds in the Class A-2FL Floating Rate
Account to make the full distribution of the Distributable Certificate Interest
Amount to the holders of the Class A-2FL Certificates, the resulting interest shortfall will be borne by the holders of such Class A-2FL Certificates. Neither the paying agent nor any other party will be required to advance any amount due to be paid by the Swap Counterparty for distribution to the Class A-2FL
Certificates in the event that the Swap Counterparty fails to make a required payment.

     The paying agent may make withdrawals from the Class A-MFL Floating Rate
Account only for the following purposes: (i) to distribute the Class A-MFL
Available Funds for any Distribution Date to the holders of the Class A-MFL
Certificates; (ii) to withdraw any amount deposited into the Class A-MFL
Floating Rate Account that was not required to be deposited therein; (iii) to apply any funds required to be paid to the Swap Counterparty under the applicable Swap Transaction; (iv) to clear and terminate such account pursuant to the terms of the Pooling and Servicing Agreement; (v) in the event of the termination of the applicable Swap Transaction, to replace such Swap
Transaction, to apply any termination payments paid by the Swap Counterparty to offset the expense of entering into a substantially identical interest rate swap transaction with another counterparty, if possible, and to distribute any remaining amounts to the holders of the Class A-MFL Certificates (net of any costs and expenses related to the applicable Swap Transaction), and if not possible, to distribute the entire termination payment (net of any costs and expenses related to the applicable Swap Transaction), to the holders of the related Class A-MFL Certificates; and (vi) to pay to the paying agent any costs and expenses incurred in connection with the enforcement of the rights of the holder of the applicable Swap Transaction with respect to the applicable Swap
Transaction; provided that the paying agent will only be permitted to incur and reimburse itself out of the Class A-MFL Floating Rate Account with respect to any such costs and expenses which are in excess of any termination payment received from the Swap Counterparty and not otherwise applied to offset the expense of entering into a replacement Swap Transaction if it has received the written consent of 100% of the holders of the Class A-MFL Certificates or each
Rating Agency then rating the Class A-MFL Certificates has confirmed in writing that such action or event will not result in the reduction, qualification or withdrawal of its then current rating for such Class A-MFL Certificates. If after receipt or payment of the net swap payment due from or to the Swap
Counterparty there are insufficient funds in the Class A-MFL Floating Rate
Account to make the full distribution of the Distributable Certificate Interest
Amount to the holders of the Class A-MFL Certificates, the resulting interest shortfall will be borne by the holders of such Class A-MFL Certificates. Neither the paying agent nor any other party will be required to advance any amount due to be paid by the Swap Counterparty for distribution to the Class A-MFL
Certificates in the event that the Swap Counterparty fails to make a required payment.

     The paying agent may make withdrawals from the Class A-JFL Floating Rate
Account only for the following purposes: (i) to distribute the Class A-JFL
Available Funds for any Distribution Date to the holders of the Class A-JFL
Certificates; (ii) to withdraw any amount deposited into the Class A-JFL
Floating Rate Account that was not required to be deposited therein; (iii) to apply any funds required to be paid to the Swap Counterparty under the applicable Swap Transaction; (iv) to clear and terminate such account pursuant to the terms of the Pooling and Servicing Agreement; (v) in the event of the termination of the applicable Swap Transaction, to replace such Swap
Transaction, to apply any termination payments paid by the Swap Counterparty to offset the expense of entering into

                                      -7-

a substantially identical interest rate swap transaction with another counterparty, if possible, and to distribute any remaining amounts to the holders of the Class A-JFL Certificates (net of any costs and expenses related to the applicable Swap Transaction), and if not possible, to distribute the entire termination payment (net of any costs and expenses related to the applicable Swap Transaction), to the holders of the related Class A-JFL
Certificates; and (vi) to pay to the paying agent any costs and expenses incurred in connection with the enforcement of the rights of the holder of the applicable Swap Transaction with respect to the applicable Swap Transaction;
provided that the paying agent will only be permitted to incur and reimburse itself out of the Class A-JFL Floating Rate Account with respect to any such costs and expenses which are in excess of any termination payment received from the Swap Counterparty and not otherwise applied to offset the expense of entering into a replacement Swap Transaction if it has received the written consent of 100% of the holders of the Class A-JFL Certificates or each Rating
Agency then rating the Class A-JFL Certificates has confirmed in writing that such action or event will not result in the reduction, qualification or withdrawal of its then current rating for such Class A-JFL Certificates. If after receipt or payment of the net swap payment due from or to the Swap
Counterparty there are insufficient funds in the Class A-JFL Floating Rate
Account to make the full distribution of the Distributable Certificate Interest
Amount to the holders of the Class A-JFL Certificates, the resulting interest shortfall will be borne by the holders of such Class A-JFL Certificates. Neither the paying agent nor any other party will be required to advance any amount due to be paid by the Swap Counterparty for distribution to the Class A-JFL
Certificates in the event that the Swap Counterparty fails to make a required payment.

     Each Swap Transaction will provide that, subject to any adjustments for Net
Aggregate Prepayment Interest Shortfalls or for other losses on the mortgage loans that reduce interest available for payments to the Swap Counterparty or, if the Weighted Average Net Mortgage Rate limits the interest available for payments to the Swap Counterparty, in each case as described below, commencing in August 2007, the paying agent will pay (or will instruct the master servicer to pay) on the date specified in the related Swap Transaction an amount (the
"Fixed Interest Distribution") to the Swap Counterparty equal to __% per annum, in the case of the Class A-2FL Certificates, __% per annum, in the case of the
Class A-JFL Certificates, or __% per annum, in the case of the Class A-MFL
Certificates, multiplied by a notional amount equal to the outstanding principal balance of the Class A-2FL Regular Interest, the Class A-MFL Regular Interest or
the Class A-JFL Regular Interest, respectively (with respect to the Class A-2FL
Certificates, the "Class A-2FL Floating Rate Certificate Notional Amount," with respect to the Class A-MFL Certificates, the "Class A-MFL Floating Rate
Certificate Notional Amount" and with respect to the Class A-JFL Certificates, the "Class A-JFL Floating Rate Certificate Notional Amount") calculated on a
30/360 basis, and the Swap Counterparty will pay on the date specified in the related Swap Transaction an amount equal to the Class A-2FL Floating Rate
Certificate Notional Amount, the Class A-MFL Floating Rate Certificate Notional
Amount or the Class A-JFL Floating Rate Certificate Notional Amount, as
applicable, multiplied by the Pass-Through Rate of the Class A-2FL Certificates,
the Class A-MFL Certificates or the Class A-JFL Certificates, as applicable, to the paying agent for the benefit of the holders of the Class A-2FL Certificates, the Class A-MFL Certificates or the Class A-JFL Certificates, as the case may
be. The Pass-Through Rate for the Class A-2FL Certificates is one-month LIBOR
(or, in the case of the initial Interest Accrual Period, an interpolated rate based on two-week and one-month LIBOR) + __% based on the actual number of days elapsed in the related Interest Accrual Period and a 360-day year. The
Pass-Through Rate for the Class A-MFL Certificates is one-month LIBOR (or, in the case of the initial Interest Accrual Period, an interpolated rate based on two-week and one-month LIBOR) + __% based on the actual number of days elapsed in the related Interest Accrual Period and a 360-day year. The Pass-Through Rate for the Class A-JFL Certificates is one-month LIBOR (or, in the case of the initial Interest Accrual Period, an interpolated rate based on two-week and one-month LIBOR) + __% based on the actual number of days elapsed in the related
Interest Accrual Period and a 360-day year. Required payments under each Swap
Transaction with respect to each Distribution Date will be made by the Swap
Counterparty or the paying agent on a net basis. The Swap Counterparty will also make payments to the trust with respect to each Swap Transaction on the Closing
Date.

     If the Swap Counterparty guarantor's long-term rating is not at least "A"
by Fitch, or if the Swap Counterparty guarantor's short-term rating is not at least "A-1" by S&P, or if it does not have a short-term rating by S&P, its long-term rating is not at least "A" by S&P (a "Rating Agency Trigger Event"), the Swap Counterparty will be required to post collateral, find a replacement
Swap Counterparty that would not cause another Rating Agency Trigger Event or enter into another arrangement satisfactory to Fitch and S&P. If there is a Swap
Default the paying agent, unless otherwise directed in writing by the holders of
100% of the Class A-2FL Certificates, the Class A-MFL Certificates or the Class
A-JFL Certificates, as applicable, (and only to the extent that, and only for so long as,

                                      -8-

doing so does not lead the paying agent to incur expenses in excess of the amounts available to it from such holders for reimbursement) will be required to enforce the rights of the trust under the Swap Agreement as may be permitted by the terms of such Swap Agreement and the Pooling and Servicing Agreement and use
any termination payments received from the Swap Counterparty to enter into replacement interest rate swap transactions on substantially identical terms.
The costs and expenses incurred by the paying agent in connection with enforcing the rights of the trust under the Swap Agreement will be reimbursable to the paying agent solely out of amounts in the Class A-2FL Floating Rate Account, the
Class A-MFL Floating Rate Account or the Class A-JFL Floating Rate Account, as
applicable, that are otherwise payable to the Class A-2FL Certificates, the
Class A-MFL Certificates or the Class A-JFL Certificates, respectively, to the extent not reimbursed by the Swap Counterparty; provided that either without the consent of 100% of the holders of the Class A-2FL Certificates, the Class A-MFL
Certificates or the Class A-JFL Certificates, respectively, or the written confirmation of each Rating Agency then rating the Class A-2FL Certificates, the
Class A-MFL Certificates or the Class A-JFL Certificates, respectively, that such action or event will not result in the reduction, qualification or withdrawal of its then current rating of such Class A-2FL Certificates, the
Class A-MFL Certificates or the Class A-JFL Certificates, respectively, the paying agent will not be permitted to incur such costs and expenses in excess of any termination payment received from the Swap Counterparty and not otherwise applied to offset the expense of entering into replacement interest rate swap transactions. If the costs attributable to entering into a replacement interest rate swap transaction would exceed the net proceeds of the liquidation of a Swap
Transaction, the paying agent will not be permitted to enter into a replacement interest rate swap transaction and any such proceeds will instead be distributed to the holders of the Class A-2FL Certificates, the Class A-MFL Certificates or
the Class A-JFL Certificates, as applicable. Following the termination of a Swap
Transaction (and during the period when the paying agent is pursuing remedies under such Swap Transaction) or if a Swap Default or other default or event of termination under a Swap Transaction occurs and is continuing, until such default is cured or such Swap Transaction is replaced, the Distributable
Certificate Interest Amount with respect to the Class A-2FL Certificates, the
Class A-MFL Certificates or the Class A-JFL Certificates, as applicable, will be equal to the Distributable Certificate Interest Amount for the Class A-2FL
Regular Interest, the Class A-MFL Regular Interest or the Class A-JFL Regular
Interest, respectively, and the Class A-2FL Certificates, the Class A-MFL
Certificates or the Class A-JFL Certificates, respectively, will accrue interest at the same rate, on the same basis and in the same manner as the Class A-2FL
Regular Interest, the Class A-MFL Regular Interest or the Class A-JFL Regular
Interest, respectively. Any conversion of the Class A-2FL Certificates to a fixed interest rate subject to the Weighted Average Net Mortgage Rate will become permanent following the determination by the paying agent not to enter into a replacement interest rate swap transaction and the distribution of any termination payments to the holders of the Class A-2FL Certificates. Any conversion of the Class A-MFL Certificates to a fixed interest rate subject to the Weighted Average Net Mortgage Rate will become permanent following the determination by the paying agent not to enter into a replacement interest rate swap transaction and the distribution of any termination payments to the holders of the Class A-MFL Certificates. Any conversion of the Class A-JFL Certificates to a fixed interest rate subject to the Weighted Average Net Mortgage Rate will become permanent following the determination by the paying agent not to enter into a replacement interest rate swap transaction and the distribution of any termination payments to the holders of the Class A-JFL Certificates. A Swap
Default or termination of a Swap Transaction and the consequent conversion to a fixed interest rate will not constitute a default under the Pooling and
Servicing Agreement. A conversion to a fixed interest rate subject to the
Weighted Average Net Mortgage Rate might result in a temporary delay to the holders of the Class A-2FL Certificates in receiving payment of the related
Distributable Certificate Interest Amount on the Class A-2FL Certificates if DTC
is not given sufficient notice of the resulting change in the payment terms of the Class A-2FL Certificates. A conversion to a fixed interest rate subject to the Weighted Average Net Mortgage Rate might result in a temporary delay to the holders of the Class A-MFL Certificates in receiving payment of the related
Distributable Certificate Interest Amount on the Class A-MFL Certificates if DTC
is not given sufficient notice of the resulting change in the payment terms of the Class A-MFL Certificates. A conversion to a fixed interest rate subject to the Weighted Average Net Mortgage Rate might result in a temporary delay to the holders of the Class A-JFL Certificates in receiving payment of the related
Distributable Certificate Interest Amount on the Class A-JFL Certificates if DTC
is not given sufficient notice of the resulting change in the payment terms of the Class A-JFL Certificates.

     The paying agent will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the Class A-2FL Fixed
Interest Distribution in respect of the Class A-2FL Regular Interest unless and until the related interest payment on such Class A-2FL Regular Interest is actually received by the paying agent; provided, however, that the paying agent may receive funds from the Swap Counterparty

                                      -9-

representing the net amount payable to the paying agent pursuant to the Class
A-2FL Swap Transaction and the paying agent may pay the net swap payment from amounts received on the Class A-2FL Certificates.

     The paying agent will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the Class A-MFL Fixed
Interest Distribution in respect of the Class A-MFL Regular Interest unless and until the related interest payment on such Class A-MFL Regular Interest is actually received by the paying agent; provided, however, that the paying agent may receive funds from the Swap Counterparty representing the net amount payable to the paying agent pursuant to the Class A-MFL Swap Transaction and the paying agent may pay the net swap payment from amounts received on the Class A-MFL
Certificates.

     The paying agent will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the Class A-JFL Fixed
Interest Distribution in respect of the Class A-JFL Regular Interest unless and until the related interest payment on such Class A-JFL Regular Interest is actually received by the paying agent; provided, however, that the paying agent may receive funds from the Swap Counterparty representing the net amount payable to the paying agent pursuant to the Class A-JFL Swap Transaction and the paying agent may pay the net swap payment from amounts received on the Class A-JFL
Certificates.

     In addition, if the funds allocated to the payment of the Class A-2FL Fixed
Interest Distribution of the Class A-2FL Regular Interest are insufficient to make any required payments to the Swap Counterparty and to make full distributions of the Class A-2FL Interest Distribution Amount to the Class A-2FL
Certificates, the paying agent will be required to use such funds to make required payments to the Swap Counterparty prior to making distributions on
Class A-2FL Certificates, and holders of such Certificates will experience a shortfall. Any Net Aggregate Prepayment Interest Shortfall allocated to the
Class A-2FL Regular Interest, reduction in the interest available to be distributed to the Class A-2FL Regular Interest for any other reason or the reduction of the Weighted Average Net Mortgage Rate below __% will result in a corresponding dollar-for-dollar reduction in the interest payment made by the
Swap Counterparty to the related grantor trust and, therefore, a corresponding decrease in the amount of interest distributed on the Class A-2FL Certificates.

     In addition, if the funds allocated to the payment of the Class A-MFL Fixed
Interest Distribution of the Class A-MFL Regular Interest are insufficient to make any required payments to the Swap Counterparty and to make full distributions of the Class A-MFL Interest Distribution Amount to the Class A-MFL
Certificates, the paying agent will be required to use such funds to make required payments to the Swap Counterparty prior to making distributions on the
Class A-MFL Certificates, and holders of such Certificates will experience a shortfall. Any Net Aggregate Prepayment Interest Shortfall allocated to the
Class A-MFL Regular Interest, reduction in the interest available to be distributed to the Class A-MFL Regular Interest for any other reason or the reduction of the Weighted Average Net Mortgage Rate below __% will result in a corresponding dollar-for-dollar reduction in the interest payment made by the
Swap Counterparty to the related grantor trust and, therefore, a corresponding decrease in the amount of interest distributed on the Class A-MFL Certificates.

     In addition, if the funds allocated to the payment of the Class A-JFL Fixed
Interest Distribution of the Class A-JFL Regular Interest are insufficient to make any required payments to the Swap Counterparty and to make full distributions of the Class A-JFL Interest Distribution Amount to the Class A-JFL
Certificates, the paying agent will be required to use such funds to make required payments to the Swap Counterparty prior to making distributions on the
Class A-JFL Certificates, and holders of such Certificates will experience a shortfall. Any Net Aggregate Prepayment Interest Shortfall allocated to the
Class A-JFL Regular Interest, reduction in the interest available to be distributed to the Class A-JFL Regular Interest for any other reason or the reduction of the Weighted Average Net Mortgage Rate below __% will result in a corresponding dollar-for-dollar reduction in the interest payment made by the
Swap Counterparty to the related grantor trust and, therefore, a corresponding decrease in the amount of interest distributed on the Class A-JFL Certificates.

     In addition to certain customary events of default and termination events contained in the Swap Agreement, the Swap Counterparty will have the right to terminate the Swap Agreement if the trust does not make a required payment to the Swap Counterparty or if the Pooling and Servicing Agreement is amended or the holders of the Class A-2FL Certificates, the Class A-MFL Certificates, the
Class A-JFL Certificates, the Class A-2FL Regular Interest, the Class A-MFL
Regular Interest or the Class A-JFL Regular Interest waive compliance with any provisions of the

                                      -10-

Pooling and Servicing Agreement without the consent of the Swap Counterparty if such amendment or waiver would have an adverse effect on the Swap Counterparty.

     Upon the request of the Depositor, the Swap Counterparty may, at its option, but is not required to, (i) provide any financial information required by Regulation AB with respect to the Swap Counterparty or any guarantor of the
Swap Counterparty if providing the financial information of a guarantor is permitted under Regulation AB or (ii) assign the interest rate swap agreements at its own cost to another entity that has agreed to take the actions described in clause (i) of this sentence with respect to itself (and which has the required swap counterparty rating and to which the assignment would satisfy the
Rating Agency Condition).

     The Swap Counterparty will be required to pay termination amounts, if any are payable pursuant to the Swap Agreement, to the trust if an Event of Default or an Early Termination Date (each as defined in the Swap Agreement) occurs under the Swap Agreement and the Swap Counterparty is the sole Defaulting Party or the sole Affected Party (each as defined in the Swap Agreement). No other termination amounts will be payable by any party under theSwap Agreement.

     The Swap Agreement will be filed with the SEC together with the Current
Report on Form 8-K (the "Form 8-K") to be filed in connection with the issuance of the offered certificates.

The Swap Counterparty

     The interest rate swap agreements will be provided by Morgan Stanley
Capital Services Inc. ("MSCS"), a Delaware corporation formed in 1985. Morgan
Stanley Capital Services Inc. is an affiliate of the depositor and Morgan
Stanley & Co. Incorporated, one of the underwriters, and a wholly-owned, unregulated special purpose subsidiary of Morgan Stanley (NYSE: MWD). The principal executive offices of Morgan Stanley Capital Services Inc. are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000.

     Morgan Stanley Capital Services Inc. conducts business in the over-the-counter derivatives market, writing a variety of derivative instruments, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients. The payment obligations of
Morgan Stanley Capital Services Inc. under its derivative instruments are 100%
guaranteed by Morgan Stanley. As of the date of this Free Writing Prospectus,
Morgan Stanley has a long-term debt rating of "Aa3" by Moody's Investors
Service, Inc. ("Moody's"), "A+" by Standard & Poor's Ratings Services, a
division of The McGraw Hill Companies, Inc. ("S&P") and "AA-" by Fitch, Inc.
("Fitch") and a short-term debt rating of "P-1" by Moody's, "A-1" by S&P and
"F1+" by Fitch.

Taxation of the Swap Transaction

     Each holder of a Class A-2FL Certificate, a Class A-MFL Certificate or a
Class A-JFL Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under the applicable Swap Transaction.

         Holders of the Class A-2FL Certificates, the Class A-MFL Certificates
or the Class A-JFL Certificates must allocate the price they pay for their
Certificates between their interests in the Class A-2FL Regular Interest, the
Class A-MFL Regular Interest or the Class A-JFL Regular Interest, as applicable, and the applicable Swap Transaction based on their relative fair market values.
The portion, if any, allocated to the applicable Swap Transaction will be treated as a swap premium (the "Swap Premium") paid or received by the holders of the Class A-2FL Certificates, the Class A-MFL Certificates or the Class A-JFL
Certificates, as applicable. If the Swap Premium is paid by a holder, it will reduce the purchase price for the Class A-2FL Certificates, the Class A-MFL
Certificates or the Class A-JFL Certificates allocable to the Class A-2FL
Regular Interest, the Class A-MFL Regular Interest or the Class A-JFL Regular
Interest, respectively. If the Swap Premium is received by a holder, it will be deemed to have increased the purchase price for the Class A-2FL Regular
Interest, the Class A-MFL Regular Interest or the Class A-JFL Regular Interest,
as applicable. If the applicable Swap Transaction is on-market, no amount of the purchase price will be allocable to it. Holders of the Class A-2FL Certificates, the Class A-MFL Certificates and the Class A-JFL Certificates should consult tax advisors as to whether a Swap Premium should be deemed to be paid or received with respect to such Certificates. A holder of a Class A-2FL Certificate, a
Class A-MFL Certificate or a Class A-JFL Certificate generally will be required to amortize any Swap Premium under a

                                      -11-

level payment method as if the Swap Premium represented the present value of a series of equal payments made or received over the life of the applicable Swap
Transaction (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap Premium (or some other reasonable rate). Prospective purchasers of
Class A-2FL Certificates, Class A-MFL Certificates or Class A-JFL Certificates
should consult tax advisors regarding the appropriate method of amortizing any
Swap Premium. Treasury Regulations treat a non-periodic payment made under a swap transaction as a loan for federal income tax purposes if the payment is
"significant." It is not expected that any Swap Premium would be treated in part as a loan under Treasury Regulations.

     Under Treasury Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the applicable Swap
Transaction must be netted against payments made under the applicable Swap
Transaction and deemed made or received as a result of the Swap Premium over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The
IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the
Class A-2FL Certificates, the Class A-MFL Certificates or the Class A-JFL
Certificates.

     Any amount of proceeds from the sale, redemption or retirement of a Class
A-2FL Certificate, a Class A-MFL Certificate or a Class A-JFL Certificate that is considered to be allocated to the holder's rights under the applicable Swap
Transaction or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to that Class A-2FL Certificate,
Class A-MFL Certificate or Class A-JFL Certificate, as applicable, under
Treasury Regulations. A holder of a Class A-2FL Certificate, a Class A-MFL
Certificate or a Class A-JFL Certificate will have gain or loss from such a termination equal to (A) (i) any termination payment it received or is deemed to have received under the applicable Swap Transaction minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the applicable Swap Transaction or (B) (i) any termination payment it paid or is deemed to have paid under the applicable Swap
Transaction minus (ii) the unamortized portion of any Swap Premium received or deemed received upon entering into or acquiring its interest in the applicable
Swap Transaction. Gain or loss realized upon the termination of the applicable
Swap Transaction will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

     The Class A-2FL Certificates, the Class A-MFL Certificates and the Class
A-JFL Certificates, representing a beneficial ownership in the Class A-2FL
Regular Interest, the Class A-MFL Regular Interest and the Class A-JFL Regular
Interest, respectively, and the applicable Swap Transaction, may constitute positions in a straddle, in which case the straddle rules of Code Section 1092 would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the applicable Swap Transaction would be short term. If the holder of a Class A-2FL Certificate, Class A-MFL Certificate or Class A-JFL
Certificate incurred or continued to incur indebtedness to acquire or hold such
Class A-2FL Certificate, Class A-MFL Certificate or Class A-JFL Certificate, the
holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the applicable Swap Transaction.

Certain ERISA Considerations

     The Swap Transaction benefiting the Class A-2FL Certificates does not meet all of the requirements for an "eligible swap" under the Exemptions, and consequently is not eligible for the exemptive relief available under the
Exemptions. For ERISA purposes, the Depositor believes that an interest in the
Class A-2FL Certificates could be viewed as representing beneficial interests in two assets, (i) the right to receive payments with respect to the Class A-2FL
Regular Interest without taking into account payments made or received with respect to the Swap Transaction and (ii) the rights and obligations under the applicable Swap Transaction. A Plan's purchase and holding of a Class A-2FL
Certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code between the Plan and the Swap
Counterparty unless an exemption is available.

                                      -12-

     The Swap Transaction benefiting the Class A-MFL Certificates does not meet all of the requirements for an "eligible swap" under the Exemptions, and consequently is not eligible for the exemptive relief available under the
Exemptions. For ERISA purposes, the Depositor believes that an interest in the
Class A-MFL Certificates could be viewed as representing beneficial interests in two assets, (i) the right to receive payments with respect to the Class A-MFL
Regular Interest without taking into account payments made or received with respect to the Swap Transaction and (ii) the rights and obligations under the applicable Swap Transaction. A Plan's purchase and holding of a Class A-MFL
Certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code between the Plan and the Swap
Counterparty unless an exemption is available.

     The Swap Transaction benefiting the Class A-JFL Certificates does not meet all of the requirements for an "eligible swap" under the Exemptions, and consequently is not eligible for the exemptive relief available under the
Exemptions. For ERISA purposes, the Depositor believes that an interest in the
Class A-JFL Certificates could be viewed as representing beneficial interests in two assets, (i) the right to receive payments with respect to the Class A-JFL
Regular Interest without taking into account payments made or received with respect to the Swap Transaction and (ii) the rights and obligations under the applicable Swap Transaction. A Plan's purchase and holding of a Class A-JFL
Certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code between the Plan and the Swap
Counterparty unless an exemption is available.

     Accordingly, as long as the applicable Swap Transaction is in effect, no
Plan or other person using Plan assets may acquire or hold any interest in a
Class A-2FL Certificate, a Class A-MFL Certificate or a Class A-JFL Certificate
unless such acquisition or holding is eligible for the exemptive relief available under the statutory transaction exemption available under Section
408(b)(17) of ERISA to "service providers" to Plans (provided that such service provider is neither a fiduciary with respect to the plan assets used to acquire the Certificates nor an affiliate of such fiduciary and that the transaction is for "adequate consideration") or PTE 84-14 (for transactions by independent
"qualified professional asset managers"), PTE 91-38 (for transactions by bank collective investment funds), PTE 90-1 (for transactions by insurance company pooled separate accounts), PTE 95-60 (for transactions by insurance company general accounts) or PTE 96-23 (for transactions effected by "in-house asset managers") or similar exemption under similar law (collectively, the
"Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions
(in particular, fiduciary self-dealing transactions prohibited by ERISA Section
406(b)). Plan fiduciaries should consult their legal counsel concerning this analysis and the applicability of the Investor-Based Exemptions. Each beneficial owner of a Class A-2FL Certificate, Class A-MFL Certificate or a Class A-JFL
Certificate, or any interest therein, shall be deemed to have represented that either (i) it is not a Plan or person using Plan assets or (ii) the acquisition and holding of the Class A-2FL Certificate, the Class A-MFL Certificate or the
Class A-JFL Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

Ratings

     The ratings of the Class A-2FL Certificates, the Class A-MFL Certificates
and the Class A-JFL Certificates do not represent any assessment as to whether the floating rate of interest on such Classes will convert to a fixed rate, and only represent the likelihood of the receipt of interest up to the respective
Pass-Through Rates on the Class A-2FL Regular Interest, the Class A-MFL Regular
Interest and Class A-JFL Regular Interest (which is a fixed rate of interest, subject to a maximum rate equal to the Weighted Average Net Mortgage Rate). In addition, the ratings on the Class A-2FL Certificates, the Class A-MFL
Certificates and the Class A-JFL Certificates do not address (i) the likelihood of receipt by the holders of the Class A-2FL Certificates, the Class A-MFL
Certificates or the Class A-JFL Certificates of the timely distribution of interest in connection with the change of the payment terms to a fixed rate upon a Swap Default if DTC is not given sufficient advance notice of such change in the payment terms, (ii) in the event that the Swap Counterparty defaults on its obligations under the applicable Swap Transaction, the likelihood that the holders of the Class A-2FL Certificates, the Class A-MFL Certificates or the
Class A-JFL Certificates will experience shortfalls resulting from expenses incurred in enforcing the Swap Counterparty's obligations under the applicable
Swap Transaction that were not recovered from the Swap Counterparty, (iii) the extent to which interest on the Class A-2FL Certificates will be reduced due to the allocation of Net Aggregate Prepayment Interest Shortfalls or reduction in payment by the Swap Counterparty if the Pass-Through Rate of the Class A-2FL
Regular Interest is reduced below ___%, (iv) the extent to which interest on the
Class A-MFL

                                      -13-

Certificates will be reduced due to the allocation of Net Aggregate Prepayment
Interest Shortfalls or reduction in payment by the Swap Counterparty if the
Pass-Through Rate of the Class A-MFL Regular Interest is reduced below ___% or
(v) the extent to which interest on the Class A-JFL Certificates will be reduced due to the allocation of Net Aggregate Prepayment Interest Shortfalls or
reduction in payment by the Swap Counterparty if the Pass-Through Rate of the
Class A-JFL Regular Interest is reduced below ___%.

Certain Defined Terms

     "Banking Day" means any day on which commercial banks are open for business
(including dealings in foreign exchange and foreign currency) in London,
England.

     "Class A-2FL Available Funds" means, with respect to any Distribution Date,
(i) the sum of all previously undistributed payments or other receipts on account of principal and interest and other sums on or in respect of the Class
A-2FL Regular Interest received by the paying agent after the Cut-off Date and on or prior to such Distribution Date plus (ii) the sum of all previously undistributed amounts received from the Swap Counterparty in respect of the
Class A-2FL Regular Interest pursuant to the applicable Swap Transaction, but excluding the following: (a) all amounts of Prepayment Premiums and Yield
Maintenance Charges allocated to the Class A-2FL Regular Interest for so long as the applicable Swap Transaction remains in place and (b) all regularly scheduled payments required to be paid to the Swap Counterparty in respect of the Class
A-2FL Regular Interest pursuant to the applicable Swap Transaction.

     "Class A-2FL Interest Distribution Amount" means with respect to any
Distribution Date, the sum of (i) for so long as the applicable Swap Transaction is in effect and there exists no continuing payment default under the applicable
Swap Transaction, the aggregate amount of interest received by the trustee from the Swap Counterparty in respect of the Class A-2FL Regular Interest pursuant to the terms of the applicable Swap Transaction during the related Interest Accrual
Period and (ii) amounts in respect of interest (including reimbursement of any interest shortfalls) received on the Class A-2FL Regular Interest not required to be paid to the Swap Counterparty (which will arise due to the netting provisions of the applicable Swap Transaction or upon the termination or expiration of the applicable Swap Transaction). If the Swap Counterparty defaults on its obligation to pay such interest to the paying agent, or if a
Swap Default occurs and is continuing, the Class A-2FL Interest Distribution
Amount will equal the Distributable Certificate Interest Amount in respect of the Class A-2FL Regular Interest.

     "Class A-2FL Principal Distribution Amount" means, with respect to any
Distribution Date, an amount equal to the aggregate amount of the principal payments made on the Class A-2FL Regular Interest on such Distribution Date.

     "Class A-2FL Regular Interest" means an interest issued as an uncertificated regular interest in REMIC III represented by a portion of the
Class A-2FL Certificates.

     "Class A-JFL Available Funds" means, with respect to any Distribution Date,
(i) the sum of all previously undistributed payments or other receipts on account of principal and interest and other sums on or in respect of the Class
A-JFL Regular Interest received by the paying agent after the Cut-off Date and on or prior to such Distribution Date plus (ii) the sum of all previously undistributed amounts received from the Swap Counterparty in respect of the
Class A-JFL Regular Interest pursuant to the applicable Swap Transaction, but excluding the following: (a) all amounts of Prepayment Premiums and Yield
Maintenance Charges allocated to the Class A-JFL Regular Interest for so long as the applicable Swap Transaction remains in place; (b) all regularly scheduled payments required to be paid to the Swap Counterparty in respect of the Class
A-JFL Regular Interest pursuant to the applicable Swap Transaction.

     "Class A-JFL Interest Distribution Amount" means with respect to any
Distribution Date, the sum of (i) for so long as the applicable Swap Transaction is in effect and there exists no continuing payment default under the applicable
Swap Transaction, the aggregate amount of interest received by the trustee from the Swap Counterparty in respect of the Class A-JFL Regular Interest pursuant to the terms of the applicable Swap Transaction during the related Interest Accrual
Period and (ii) amounts in respect of interest (including reimbursement of any interest shortfalls) received on the Class A-JFL Regular Interest not required to be paid to the Swap Counterparty (which will arise due to the netting provisions of the applicable Swap Transaction or upon the termination or expiration of

                                      -14-

the applicable Swap Transaction). If the Swap Counterparty defaults on its obligation to pay such interest to the paying agent, or if a Swap Default occurs and is continuing, the Class A-JFL Interest Distribution Amount will equal the
Distributable Certificate Interest Amount in respect of the Class A-JFL Regular
Interest.

     "Class A-JFL Principal Distribution Amount" means, with respect to any
Distribution Date, an amount equal to the aggregate amount of the principal payments made on the Class A-JFL Regular Interest on such Distribution Date.

     "Class A-JFL Regular Interest" means an interest issued as an uncertificated regular interest in REMIC III represented by a portion of the
Class A-JFL Certificates.

     "Class A-MFL Available Funds" means, with respect to any Distribution Date,
(i) the sum of all previously undistributed payments or other receipts on account of principal and interest and other sums on or in respect of the Class
A-MFL Regular Interest received by the paying agent after the Cut-off Date and on or prior to such Distribution Date plus (ii) the sum of all previously undistributed amounts received from the Swap Counterparty in respect of the
Class A-MFL Regular Interest pursuant to the applicable Swap Transaction, but excluding the following: (a) all amounts of Prepayment Premiums and Yield
Maintenance Charges allocated to the Class A-MFL Regular Interest for so long as the applicable Swap Transaction remains in place and (b) all regularly scheduled payments required to be paid to the Swap Counterparty in respect of the Class
A-MFL Regular Interest pursuant to the applicable Swap Transaction.

     "Class A-MFL Interest Distribution Amount" means with respect to any
Distribution Date, the sum of (i) for so long as the applicable Swap Transaction is in effect and there exists no continuing payment default under the applicable
Swap Transaction, the aggregate amount of interest received by the trustee from the Swap Counterparty in respect of the Class A-MFL Regular Interest pursuant to the terms of the applicable Swap Transaction during the related Interest Accrual
Period and (ii) amounts in respect of interest (including reimbursement of any interest shortfalls) received on the Class A-MFL Regular Interest not required to be paid to the Swap Counterparty (which will arise due to the netting provisions of the applicable Swap Transaction or upon the termination or expiration of the applicable Swap Transaction). If the Swap Counterparty defaults on its obligation to pay such interest to the paying agent, or if a
Swap Default occurs and is continuing, the Class A-MFL Interest Distribution
Amount will equal the Distributable Certificate Interest Amount in respect of the Class A-MFL Regular Interest.

     "Class A-MFL Principal Distribution Amount" means, with respect to any
Distribution Date, an amount equal to the aggregate amount of the principal payments made on the Class A-MFL Regular Interest on such Distribution Date.

     "Class A-MFL Regular Interest" means an interest issued as an uncertificated regular interest in REMIC III represented by a portion of the
Class A-MFL Certificates.

     "Fixed Interest Distribution" means, with respect to the Master Servicer
Remittance Date prior to each Distribution Date, the amount of interest the trust is obligated to pay or cause to be paid to the Swap Counterparty pursuant to the applicable Swap Transaction.

     "Interest Accrual Period" means, with respect to each Distribution Date,
(i) for each class of REMIC Regular Certificates and for the Class A-2FL Regular
Interest, the Class A-MFL Regular Interest and the Class A-JFL Regular Interest,
the calendar month immediately preceding the month in which such Distribution
Date occurs and (ii) for the Class A-2FL Certificates, the Class A-MFL
Certificates and the Class A-JFL Certificates, the period from (and including)
the prior Distribution Date (or the Closing Date, in the case of the first such period) and ending on (and including) the day before the current Distribution
Date.

     "Interest Reset Date" means the day that is two (2) Banking Days prior to the start of the related Interest Accrual Period.

     "LIBOR" or "one-month LIBOR" means, with respect to each Interest Accrual
Period, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the Interest Reset Date. If such rate does not appear on said Reuters Screen
LIBOR01 Page,

                                      -15-

LIBOR shall be the arithmetic mean of the offered quotations obtained by the
Swap Counterparty from the principal London office of four major banks in the
London interbank market selected by the Swap Counterparty in its sole discretion
(each, a "Reference Bank") for rates at which deposits in U.S. dollars are offered to prime banks in the London interbank market for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time as of approximately 11:00 a.m., London time, on the
Interest Reset Date. If fewer than two Reference Banks provide the Swap
Counterparty with such quotations, LIBOR shall be the rate per annum which the
Swap Counterparty determines to be the arithmetic mean of the rates quoted by major banks in New York City, New York selected by the Swap Counterparty at approximately 11:00 a.m. New York City time on the first day of such Interest
Accrual Period for loans in U.S. dollars to leading European banks for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time. One-month LIBOR for the initial Interest
Accrual Period will be determined two (2) Banking Days before the Closing Date, provided that for the initial Interest Accrual Period LIBOR shall be an interpolated percentage to reflect the longer initial Interest Accrual Period, as set forth in the applicable Swap Transaction.

     "Record Date" means, (i) with respect to each class of offered certificates, other than the Class A-2FL Certificates, the Class A-MFL
Certificates and the Class A-JFL Certificates, for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs and (ii) with respect to the Class A-2FL
Certificates, the Class A-MFL Certificates and the Class A-JFL Certificates, the
business day immediately preceding the related Distribution Date.

     "Swap Default" means, among other things, (i) any failure on the part of the Swap Counterparty or its guarantor to make a required payment under the applicable Swap Transaction, (ii) any failure on the part of the Swap
Counterparty to post acceptable collateral, find an acceptable replacement swap counterparty or credit support provider or enter into another arrangement satisfactory to each Rating Agency after a Rating Agency Trigger Event, (iii)
any failure on the part of the Swap Counterparty to find an acceptable replacement swap counterparty after the Swap Counterparty guarantor's long-term rating is reduced below "BBB-" by S&P, or if it does not have a long-term rating by S&P, its short -term rating is not at least "A-3" by S&P or (iv) following the occurrence of specified bankruptcy events with respect to the Swap
Counterparty or its guarantor.

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